UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

TOUCHPOINT METRICS, INC.
(Exact name of registrant as specified in its charter)

California
(State of incorporation of organization)

201 Spear Street, Suite 1100
San Francisco, CA   94105
(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange of which each class is to be registered
Not Applicable	Not Applicable

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), check the following box. [   ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box. [X]

Securities Act registration statement file number to which this form relates: Form S-1; SEC File Number:  333-180914.

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, no par value per share
(Title of Class)

ITEM 1.	DESCRIPTION OF REGISTRANT’S SECURITIES TO BE REGISTERED.

The description of securities contained in Registrant’s Registration Statement on Form S-1, as amended, filed with the Securities and Exchange Commission (File Number:  333-180914) is incorporated by reference into this registration statement.

ITEM 2.	EXHIBITS.

The following Exhibits are incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission, SEC File Number 333-180914 on April 25, 2012. Such exhibits are incorporated herein by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934, as amended:

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
3.3	Amended Articles of Incorporation (10/17/2011).
3.4	Amended and Restated Bylaws.
4.1	Specimen Stock Certificate.
10.1	Lease Agreement for San Anselmo office.
10.2	Lease Agreement for North Carolina office.
10.3	Lease Agreement for San Francisco office.
10.4	Deed covering Lake County Real Property.
10.5	Stock Option Plan.
99.1	Subscription Agreement.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 20th day of March, 2013.

TOUCHPOINT METRICS, INC.
(the “Registrant”)

BY:	MICHAEL HINSHAW
Michael Hinshaw
President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary, Treasurer and a member of the Board of Directors